Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information:
Brian Shaughnessy, CFO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3220 www.northeastbank.com

Northeast Bancorp Reports Record Quarterly Results, Surpasses

$1 Billion in Assets and Declares Dividend

Lewiston, ME (January 30, 2017) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $3.1 million, or $0.35 per diluted common share, for the quarter ended December 31, 2016, compared to net income of $1.7 million, or $0.18 per diluted common share, for the quarter ended December 31, 2015. Net income for the six months ended December 31, 2016 was $4.9 million, or $0.54 per diluted common share, compared to $3.6 million, or $0.38 per diluted common share, for the six months ended December 31, 2015.

The Board of Directors has also declared a cash dividend of $0.01 per share, payable on February 28, 2017 to shareholders of record as of February 15, 2017.

“I am very pleased with the progress we made this quarter,” said Richard Wayne, President and Chief Executive Officer. “We reached a great milestone for the Company by surpassing $1 billion in assets and we also achieved record earnings of 35 cents per share. In addition, we had solid loan volume, purchased loan transactional income and SBA gains. Our Loan Acquisition and Servicing Group produced $91.7 million of loans, our SBA Division closed $25.3 million of loans, the purchased loan portfolio yielded 13%, and the SBA gain on sale was $1.7 million. This balance sheet growth and solid income from the Loan Acquisition and Servicing Group and the SBA Division helped drive our efficiency ratio to 61.7%.”

As of December 31, 2016, total assets were $1.0 billion, an increase of $26.5 million, or 2.7%, from total assets of $986.2 million as of June 30, 2016. The principal components of the change in the balance sheet follow:

1.

The loan portfolio – excluding loans held for sale – has grown by $74.5 million, or 10.8%, compared to June 30, 2016, principally on the strength of $70.7 million of net growth in commercial loans purchased or originated by the Bank’s Loan Acquisition and Servicing Group (“LASG”) and net growth of $13.2 million in originations by the Bank’s Small Business Administration and United States Department of Agriculture (“SBA”) Division. This net growth was offset by a $9.4 million decrease in the Bank’s Community Banking Division loan portfolio.

Loans generated by the LASG totaled $91.7 million for the quarter ended December 31, 2016. The growth in LASG loans consisted of $46.0 million of purchased loans, at an average price of 90.1% of unpaid principal balance, and $45.7 million of originated loans. SBA loans closed during the quarter totaled $25.3 million, of which $24.7 million were fully funded in the quarter. In addition, the Company sold $17.5 million of the guaranteed portion of SBA loans in the secondary market, of which $9.3 million were originated in the current quarter and $8.2 million were originated or purchased in prior quarters. Residential loan production sold in the secondary market totaled $17.7 million for the quarter.

As previously discussed in the Company’s SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System in connection with the merger of FHB Formation LLC with and into the Company in December 2010. The Company’s loan purchase and commercial real estate loan availability under these conditions follow:

Basis for Regulatory Condition	Condition	Availability at December 31, 2016
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$91.5
Regulatory Capital	Non-owner occupied commercial real estate loans may not exceed 300% of total capital	$146.2

An overview of the Bank’s LASG portfolio follows:

	LASG Portfolio
	Three Months Ended December 31,
	2016				2015
	Purchased (1)	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$51,112	$45,647	$-	$96,759	$40,145	$39,512	$-	$79,657
Net investment basis	46,033	45,647	-	91,680	35,855	39,512	-	75,367

Loan returns during the period:
Yield	13.01%	5.89%	0.99%	8.76%	12.74%	5.69%	0.50%	8.55%
Total Return (2)	13.01%	5.89%	0.99%	8.76%	12.74%	5.69%	0.50%	8.55%

	Six Months Ended December 31,
	2016				2015
	Purchased (1)	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$67,903	$88,025	$-	$155,928	$63,728	$50,907	$-	$114,635
Net investment basis	59,886	88,025	-	147,911	59,311	50,907	-	110,218

Loan returns during the period:
Yield	11.71%	5.88%	0.74%	8.19%	12.41%	5.68%	0.50%	8.40%
Total Return (2)	11.73%	5.88%	0.74%	8.19%	12.43%	5.68%	0.50%	8.41%

Total loans as of period end:
Unpaid principal balance	$288,455	$231,278	$48,000	$567,733	$258,049	$155,728	$60,000	$473,777
Net investment basis	255,048	231,278	48,000	534,326	226,014	155,728	60,000	441,742

(1) Purchased loan balances include loans held for sale of $975 thousand.

(2) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, which includes loans held for sale, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter.

2.

Deposits increased by $34.2 million, or 4.2% for the quarter, attributable primarily to growth in non-maturity (demand, savings and interest checking, and money market) accounts, which increased by $20.3 million, or 4.2%, as well as an increase in time deposits of $13.8 million, or 4.3%. For the six months ended December 31, 2016, deposits increased $39.1 million, or 4.9%, due to growth in non-maturity accounts of $54.7 million, or 12.2%, offset by a decrease in time deposits of $15.6 million, or 4.4%.

3.

Shareholders’ equity decreased by $1.6 million from June 30, 2016, primarily due to the $6.9 million in share repurchases (representing 645,238 shares), offset by earnings of $4.9 million. Additionally, there was stock-based compensation of $483 thousand, a decrease in accumulated other comprehensive loss of $141 thousand and $181 thousand in dividends paid on common stock.

Net income increased by $1.4 million to $3.1 million for the quarter ended December 31, 2016, compared to $1.7 million for the quarter ended December 31, 2015.

1.

Net interest and dividend income before provision for loan losses increased by $1.7 million for the quarter ended December 31, 2016, compared to the quarter ended December 31, 2015. The increase is primarily due to higher average balances in the total loan portfolio and higher transactional income on purchased loans. This increase was partially offset by higher rates and volume in our deposit portfolio and the effect of the issuance of subordinated debt.

The various components of transactional income are set forth in the table below entitled “Total Return on Purchased Loans.” When compared to the three and six months ended December 31, 2015, transactional income increased by $331 thousand and decreased by $552 thousand, respectively. The following table summarizes interest income and related yields recognized on the loan portfolios:

	Interest Income and Yield on Loans
	Three Months Ended December 31,
	2016			2015
	Average	Interest		Average	Interest
	Balance (1)	Income	Yield	Balance (1)	Income	Yield
	(Dollars in thousands)
Community Banking	$203,963	$2,350	4.57%	$217,470	$2,604	4.75%
SBA	41,038	574	5.55%	23,037	328	5.65%
LASG:
Originated	216,353	3,210	5.89%	137,959	1,978	5.69%
Purchased	233,502	7,659	13.01%	209,605	6,734	12.74%
Secured Loans to Broker-Dealers	48,000	120	0.99%	60,004	75	0.50%
Total LASG	497,855	10,989	8.76%	407,568	8,787	8.55%
Total	$742,856	$13,913	7.43%	$648,075	$11,719	7.17%

	Six Months Ended December 31,
	2016			2015
	Average	Interest		Average	Interest
	Balance (1)	Income	Yield	Balance (1)	Income	Yield
	(Dollars in thousands)
Community Banking	$204,864	$4,754	4.60%	$221,400	$5,312	4.76%
SBA	36,093	1,093	6.01%	18,289	545	5.91%
LASG:
Originated	200,731	5,949	5.88%	128,267	3,673	5.68%
Purchased	232,751	13,740	11.71%	204,995	12,829	12.41%
Secured Loans to Broker-Dealers	48,000	180	0.74%	60,006	150	0.50%
Total LASG	481,482	19,869	8.19%	393,268	16,652	8.40%
Total	$722,439	$25,716	7.06%	$632,957	$22,509	7.05%

 (1)        Includes loans held for sale.

The yield on purchased loans for the quarter ended December 31, 2016 was 13.0% as compared to 12.7% in the quarter ended December 31, 2015, primarily due to higher transactional income in the quarter. The following table details the total return on purchased loans:

	Total Return on Purchased Loans
	Three Months Ended December 31,
	2016		2015
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$4,716	8.01%	$4,122	7.80%
Transactional income:
Gain on loan sales	-	0.00%	-	0.00%
Gain on sale of real estate owned	-	0.00%	-	0.00%
Other noninterest income	-	0.00%	-	0.00%
Accelerated accretion and loan fees	2,943	5.00%	2,612	4.94%
Total transactional income	2,943	5.00%	2,612	4.94%
Total	$7,659	13.01%	$6,734	12.74%

	Total Return on Purchased Loans
	Six Months Ended December 31,
	2016		2015
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$9,470	8.07%	$8,009	7.75%
Transactional income:
Gain on loan sales	-	0.00%	-	0.00%
Gain on sale of real estate owned	19	0.02%	22	0.02%
Other noninterest income	-	0.00%	(1)	0.00%
Accelerated accretion and loan fees	4,270	3.64%	4,820	4.66%
Total transactional income	4,289	3.66%	4,841	4.68%
Total	$13,759	11.73%	$12,850	12.43%

(1)

The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, gains on real estate owned and other noninterest income recorded during the period divided by the average invested balance, which includes loans held for sale, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter. Total return is considered a non-GAAP financial measure.

2.

Noninterest income increased by $1.1 million for the quarter ended December 31, 2016, compared to the quarter ended December 31, 2015, principally due to an increase in gains realized on sale of SBA loans of $1.1 million.

3.	Noninterest expense increased by $760 thousand for the quarter ended December 31, 2016, compared to the quarter ended December 31, 2015, primarily due to the following:
●	An increase in loan expense of $328 thousand, largely driven by the expense related to loan collection in the period;
●

An increase in salaries and employee benefits of $307 thousand, primarily due to increased incentive compensation and severance in the three months ended December 31, 2016, offset by higher deferred salaries due to an increase in loan originations;

●

An increase in professional fees of $135 thousand, largely attributable to increased consulting costs, increased audit costs relating to the Company’s transition to accelerated filer status and core system projects; and

●	An increase in other noninterest expense of $99 thousand, largely attributable to $220 thousand of expense related to the quarterly valuation of SBA servicing rights.
●	The increases in noninterest expense were partially offset by a decrease in FDIC deposit insurance premiums of $94 thousand, resulting from changes in the reserve ratio requirements.

As of December 31, 2016, nonperforming assets totaled $13.3 million, or 1.32% of total assets, as compared to $9.5 million, or 0.96% of total assets, as of June 30, 2016. The increase primarily relates to one loan placed on non-accrual in the quarter ended December 31, 2016, as well as one loan added to other real estate owned in the quarter ended September 30, 2016.

As of December 31, 2016, past due loans totaled $21.9 million, or 2.85% of total loans, compared to $6.9 million, or 1.00% of total loans as of June 30, 2016. The increase is primarily due to the following:

●	$6.0 million of loans purchased in December that were delinquent at month end, of which $4.5 million have been paid current in January; and
●	$6.0 million of loans that were 30 days past due as of December 31, 2016, of which $4.1 million have been paid current in January.

As of December 31, 2016, the Company’s Tier 1 Leverage Ratio was 12.6%, compared to 13.3% at June 30, 2016, and the Total Capital Ratio was 18.3%, a decrease from 20.4% at June 30, 2016. The decrease resulted primarily from loan growth and the effect of purchases under the Company’s share repurchase program.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Brian Shaughnessy, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss second quarter earnings and business outlook at 10:00 a.m. Eastern Time on Tuesday, January 31st. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 49922895. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. We offer traditional banking services through the Community Banking Division, which operates ten full-service branches that serve customers located in western, central, and southern Maine. From our Maine and Boston locations, we also lend throughout the New England area. Our Loan Acquisition and Servicing Group (“LASG”) purchases and originates commercial loans on a nationwide basis. In addition, our SBA Division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common shareholders’ equity, tangible book value per share, and total return. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share data)

	December 31, 2016	June 30, 2016
Assets
Cash and due from banks	$2,586	$2,459
Short-term investments	109,610	148,698
Total cash and cash equivalents	112,196	151,157

Available-for-sale securities, at fair value	90,533	100,572

Residential real estate loans held for sale	5,217	6,449
SBA loans held for sale	3,762	1,070
Total loans held for sale	8,979	7,519

Loans
Commercial real estate	503,448	426,568
Residential real estate	106,949	113,962
Commercial and industrial	151,228	145,956
Consumer	5,313	5,950
Total loans	766,938	692,436
Less: Allowance for loan losses	3,107	2,350
Loans, net	763,831	690,086

Premises and equipment, net	7,179	7,801
Real estate owned and other repossessed collateral, net	3,145	1,652
Federal Home Loan Bank stock, at cost	1,938	2,408
Intangible assets, net	1,514	1,732
Bank owned life insurance	15,953	15,725
Other assets	7,391	7,501
Total assets	$1,012,659	$986,153

Liabilities and Shareholders' Equity
Deposits
Demand	$76,721	$66,686
Savings and interest checking	107,386	107,218
Money market	319,933	275,437
Time	335,531	351,091
Total deposits	839,571	800,432

Federal Home Loan Bank advances	20,024	30,075
Subordinated debt	23,469	23,331
Capital lease obligation	1,003	1,128
Other liabilities	13,650	14,596
Total liabilities	897,717	869,562

Commitments and contingencies	-	-

Shareholders' equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at December 31, 2016 and June 30, 2016	-	-
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 7,487,552 and 8,089,790 shares issued and outstanding at December 31, 2016 and June 30, 2016, respectively	7,487	8,089
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 1,343,683 and 1,227,683 shares issued and outstanding at December 31, 2016 and June 30, 2016, respectively	1,344	1,228
Additional paid-in capital	77,046	83,020
Retained earnings	30,830	26,160
Accumulated other comprehensive loss	(1,765)	(1,906)
Total shareholders' equity	114,942	116,591
Total liabilities and shareholders' equity	$1,012,659	$986,153

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Interest and dividend income:
Interest and fees on loans	$13,913	$11,719	$25,716	$22,509
Interest on available-for-sale securities	247	236	486	464
Other interest and dividend income	172	80	387	176
Total interest and dividend income	14,332	12,035	26,589	23,149

Interest expense:
Deposits	1,798	1,425	3,553	2,789
Federal Home Loan Bank advances	220	259	475	519
Wholesale repurchase agreements	-	-	-	67
Short-term borrowings	-	5	-	13
Subordinated debt	468	158	927	312
Obligation under capital lease agreements	13	16	27	33
Total interest expense	2,499	1,863	4,982	3,733

Net interest and dividend income before provision for loan losses	11,833	10,172	21,607	19,416
Provision for loan losses	628	896	820	1,065
Net interest and dividend income after provision for loan losses	11,205	9,276	20,787	18,351

Noninterest income:
Fees for other services to customers	481	428	889	836
Gain on sales of residential loans held for sale	337	398	878	957
Gain on sales of SBA loans	1,734	679	2,476	1,354
Gain (loss) recognized on real estate owned and other repossessed collateral, net	3	(14)	(11)	(74)
Bank-owned life insurance income	114	112	228	224
Other noninterest income	21	21	38	29
Total noninterest income	2,690	1,624	4,498	3,326

Noninterest expense:
Salaries and employee benefits	5,161	4,854	10,475	9,110
Occupancy and equipment expense	1,252	1,320	2,481	2,610
Professional fees	399	264	895	694
Data processing fees	410	366	832	714
Marketing expense	97	66	184	136
Loan acquisition and collection expense	547	219	774	663
FDIC insurance premiums	22	116	146	229
Intangible asset amortization	109	131	218	262
Other noninterest expense	959	860	1,577	1,589
Total noninterest expense	8,956	8,196	17,582	16,007

Income before income tax expense	4,939	2,704	7,703	5,670
Income tax expense	1,839	960	2,852	2,059
Net income	3,100	1,744	4,851	3,611

Weighted-average shares outstanding:
Basic	8,831,235	9,559,369	8,968,690	9,560,913
Diluted	8,864,618	9,569,585	8,999,062	9,567,138

Earnings per common share:

Basic	$0.35	$0.18	$0.54	$0.38
Diluted	0.35	0.18	0.54	0.38

Cash dividends declared per common share	$0.01	$0.01	$0.02	$0.02

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,
	2016			2015
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities	$92,750	$247	1.06%	$105,502	$236	0.89%
Loans (1) (2) (3)	742,856	13,931	7.44%	648,075	11,737	7.19%
Federal Home Loan Bank stock	2,398	23	3.81%	2,588	34	5.21%
Short-term investments (4)	114,276	149	0.52%	72,299	46	0.25%
Total interest-earning assets	952,280	14,350	5.98%	828,464	12,053	5.77%
Cash and due from banks	2,764			3,353
Other non-interest earning assets	35,213			35,558
Total assets	$990,257			$867,375

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
NOW accounts	$71,795	$52	0.29%	$65,617	$42	0.25%
Money market accounts	312,911	753	0.95%	199,766	429	0.85%
Savings accounts	35,206	12	0.14%	35,269	11	0.12%
Time deposits	317,318	981	1.23%	334,925	943	1.12%
Total interest-bearing deposits	737,230	1,798	0.97%	635,577	1,425	0.89%
Short-term borrowings	-	-	0.00%	2,002	5	0.99%
Borrowed funds	27,099	220	3.22%	30,145	259	3.41%
Subordinated debt	23,430	468	7.92%	8,699	158	7.21%
Capital lease obligations	1,024	13	5.04%	1,272	16	4.99%
Total interest-bearing liabilities	788,783	2,499	1.26%	677,695	1,863	1.09%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	80,538			69,464
Other liabilities	8,299			6,302
Total liabilities	877,620			753,461
Stockholders' equity	112,637			113,914
Total liabilities and stockholders' equity	$990,257			$867,375

Net interest income (5)		$11,851			$10,190

Interest rate spread			4.72%			4.68%
Net interest margin (6)			4.94%			4.88%

(1) Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.
(2) Includes loans held for sale.
(3) Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4) Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5) Includes tax exempt interest income of $18 thousand for the three months ended December 31, 2016 and December 31, 2015.
(6) Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Six Months Ended December 31,
	2016			2015
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities	$93,825	$486	1.03%	$103,872	$464	0.89%
Loans (1) (2) (3)	722,439	25,752	7.07%	632,957	22,545	7.07%
Federal Home Loan Bank stock	2,403	46	3.80%	3,345	68	4.03%
Short-term investments (4)	134,334	341	0.50%	85,974	108	0.25%
Total interest-earning assets	953,001	26,625	5.54%	826,148	23,185	5.57%
Cash and due from banks	2,852			3,190
Other non-interest earning assets	33,012			35,986
Total assets	$988,865			$865,324

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
NOW accounts	$71,323	$103	0.29%	$67,617	$88	0.26%
Money market accounts	302,323	1,435	0.94%	185,166	782	0.84%
Savings accounts	35,488	25	0.14%	35,816	23	0.13%
Time deposits	326,794	1,990	1.21%	342,896	1,896	1.10%
Total interest-bearing deposits	735,928	3,553	0.96%	631,495	2,789	0.88%
Short-term borrowings	-	-	0.00%	1,976	13	1.31%
Borrowed funds	28,580	475	3.30%	34,734	586	3.35%
Subordinated debt	23,395	927	7.86%	8,674	312	7.14%
Capital lease obligations	1,056	27	5.07%	1,302	33	5.03%
Total interest-bearing liabilities	788,959	4,982	1.25%	678,181	3,733	1.09%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	78,104			66,736
Other liabilities	8,255			6,868
Total liabilities	875,318			751,785
Stockholders' equity	113,547			113,539
Total liabilities and stockholders' equity	$988,865			$865,324

Net interest income (5)		$21,643			$19,452

Interest rate spread			4.29%			4.48%
Net interest margin (6)			4.51%			4.67%

(1) Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.
(2) Includes loans held for sale.
(3) Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4) Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5) Includes tax exempt interest income of $36 thousand for the six months ended December 31, 2016 and December 31, 2015.
(6) Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended:
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Net interest income	$11,833	$9,775	$10,713	$9,254	$10,172
Provision for loan losses	628	193	317	236	896
Noninterest income	2,690	1,808	2,411	2,035	1,624
Noninterest expense	8,956	8,626	9,396	8,412	8,196
Net income	3,100	1,751	2,199	1,809	1,744

Weighted average common shares outstanding:
Basic	8,831,235	9,106,144	9,319,522	9,456,198	9,559,369
Diluted	8,864,618	9,133,383	9,342,439	9,459,611	9,569,585
Earnings per common share:
Basic	$0.35	$0.19	$0.24	$0.19	$0.18
Diluted	0.35	0.19	0.24	0.19	0.18
Dividends per common share	0.01	0.01	0.01	0.01	0.01

Return on average assets	1.24%	0.70%	0.93%	0.80%	0.80%
Return on average equity	10.92%	6.07%	7.67%	6.33%	6.07%
Net interest rate spread (1)	4.72%	3.86%	4.55%	4.06%	4.67%
Net interest margin (2)	4.94%	4.07%	4.73%	4.25%	4.87%
Efficiency ratio (3)	61.67%	74.47%	71.59%	74.52%	69.48%
Noninterest expense to average total assets	3.59%	3.47%	3.97%	3.70%	3.75%
Average interest-earning assets to average interest-bearing liabilities	120.73%	120.86%	119.99%	120.62%	122.48%

	As of:
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Nonperforming loans:
Originated portfolio:
Residential real estate	$2,827	$3,273	$2,613	$3,566	$3,263
Commercial real estate	396	361	474	602	399
Home equity	48	48	48	-	11
Commercial and industrial	2,659	347	17	2	2
Consumer	48	121	163	216	204
Total originated portfolio	5,978	4,150	3,315	4,386	3,879
Total purchased portfolio	4,219	4,773	4,512	4,364	2,221
Total nonperforming loans	10,197	8,923	7,827	8,750	6,100
Real estate owned and other possessed collateral, net	3,145	3,774	1,652	690	1,238
Total nonperforming assets	$13,342	$12,697	$9,479	$9,440	$7,338

Past due loans to total loans	2.85%	1.36%	1.00%	2.52%	2.48%
Nonperforming loans to total loans	1.33%	1.24%	1.13%	1.25%	0.90%
Nonperforming assets to total assets	1.32%	1.29%	0.96%	1.02%	0.82%
Allowance for loan losses to total loans	0.41%	0.35%	0.34%	0.32%	0.31%
Allowance for loan losses to nonperforming loans	30.47%	28.08%	30.02%	25.41%	34.90%

Commercial real estate loans to risk-based capital (4)	197.11%	179.96%	174.12%	217.09%	204.91%
Net loans to core deposits (5)	92.04%	90.22%	87.15%	93.48%	94.37%
Purchased loans to total loans, including held for sale	32.91%	32.54%	34.25%	33.17%	32.90%
Equity to total assets	11.35%	11.32%	11.82%	12.41%	12.82%
Common equity tier 1 capital ratio	14.94%	15.34%	17.97%	17.46%	18.11%
Total capital ratio	18.31%	18.81%	20.39%	17.78%	18.43%
Tier 1 leverage capital ratio	12.60%	12.25%	13.27%	13.57%	14.31%

Total shareholders' equity	$114,942	$111,553	$116,591	$114,526	$114,613
Less: Preferred stock	-	-	-	-	-
Common shareholders' equity	114,942	111,553	116,591	114,526	114,613
Less: Intangible assets (6)	(3,856)	(3,797)	(3,503)	(3,469)	(3,336)
Tangible common shareholders' equity (non-GAAP)	$111,086	$107,756	$113,088	$111,057	$111,277

Common shares outstanding	8,831,235	8,831,235	9,317,473	9,330,873	9,519,729
Book value per common share	$13.02	$12.63	$12.51	$12.27	$12.04
Tangible book value per share (non-GAAP) (7)	12.58	12.20	12.14	11.90	11.69

(1) The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3) The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.

(4) For purposes of calculating this ratio, commercial real estate includes all non-owner occupied commercial real estate loans defined as such by regulatory guidance, including all land development and construction loans.

(5) Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held-for-sale.
(6) Includes the core deposit intangible asset, as well as the servicing rights asset which is included in other assets in the consolidated balance sheets.
(7) Tangible book value per share represents total shareholders' equity less the sum of preferred stock and intangible assets divided by common shares outstanding.